UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 4, 2004

MedQuist Inc.

(Exact name of registrant as specified in its charter)

New Jersey	0-19941	22-2531298
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Bishops Gate Blvd., Suite 300, Mt. Laurel, NJ		08054
(address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (856) 206-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

The Company and Ronald F. Scarpone have entered into a Separation Agreement dated October 29, 2004 in connection with Mr. Scarpone’s October 31, 2004 planned retirement as the Company’s Executive Vice President of Marketing and Business Development.  In addition to the benefits to which Mr. Scarpone is entitled to under the May 22, 2000 Employment Agreement by and between the Company and Mr. Scarpone, the Separation Agreement (i) provides Mr. Scapone with the right to reimbursement by the Company for up to 18 months of COBRA continuation coverage premiums and (ii) contains a provision whereby Mr. Scarpone releases the Company from claims arising or occurring on or prior to the date the of Separation Agreement.

Item 1.02.  Termination of a Material Definitive Agreement.

In connection with his planned retirement as the Company’s Executive Vice President of Marketing and Business Development, Mr. Scarpone’s Employment Agreement with the Company, dated May 22, 2000 (the “Scarpone Employment Agreement”), has been terminated as of October 31, 2004, the effective date of his retirement.  The Company intends to retain Mr. Scarpone as a consultant on an interim basis.

A description of the Scarpone Employment Agreement is contained in the Company’s definitive proxy statement for the 2003 Annual Meeting of Shareholders (the “2003 Proxy Statement”), as filed with the United States Securities and Exchange Commission (the “SEC”) on April 28, 2003, which description is incorporated by reference in this Current Report on Form 8-K.  In addition, a copy of the Scarpone Employment Agreement and was filed with the SEC as an exhibit to the Solicitation/Recommendation Statement on Schedule 14D-9, dated June 1, 2000.

Item 9.01.  Financial Statements and Exhibits.

The following exhibit is filed with this Form 8-K:

Exhibit No.	Description
99.1	Press Release dated November 4, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDQUIST INC.

Date:	November 4, 2004	By:	/s/ Howard S. Hoffmann
			Name:	Howard S. Hoffmann
			Title:	Chief Executive Officer